QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(A)

Exhibit A

Agreement of Reporting Persons

        Each of the undersigned hereby agrees that the Amendment No. 1 to Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.

Signature

    Dated: January 7, 2003

    Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

By:	/s/ EDWARD F. GLASSMEYER Edward F. Glassmeyer, as General Partner or Managing Member or as Attorney-in-fact for the above-listed entities

    Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

By:	/s/ EDWARD F. GLASSMEYER Edward F. Glassmeyer, Individually and as Attorney-in-fact for the above-listed individuals

QuickLinks

Exhibit A
Signature